UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 7, 2013

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Compensation Plan

On September 12, 2012, the compensation committee of the Board of Directors of NACCO Industries, Inc., referred to as NACCO, adopted the NACCO Industries, Inc. Annual Incentive Compensation Plan, referred to as the NACCO Annual Plan, for the benefit of management employees of NACCO. The NACCO Annual Plan was adopted, in part, to meet one of the criteria for federal income tax deductibility under Internal Revenue Code Section 162(m) of all or a portion of the awards granted under the plan for performance periods beginning on or after January 1, 2013.

The NACCO Annual Plan was adopted in conjunction with the spin-off of Hyster-Yale Materials Handling, Inc. and its wholly-owned subsidiary NACCO Materials Handling Group, Inc., referred to as NMHG, to the NACCO stockholders effective September 28, 2012. The NACCO Annual Plan replaces the NMHG annual incentive compensation plan for those employees who transferred employment from NMHG to NACCO as a result of the spin-off. The NACCO Annual Plan provides benefits that are substantially similar to those that were provided under NMHG Annual Plan and predecessor plans. The maximum amount that may be paid to a participant in a single year as a result of awards under the NACCO Annual Plan is $8 million.

The issuance of awards under the NACCO Annual Plan for performance periods beginning on or after January 1, 2013 was subject to the approval by the stockholders of NACCO. The stockholders of NACCO approved the NACCO Annual Plan on May 7, 2013.

The NACCO Annual Plan provides that each participant is eligible to earn a target incentive award during a specified one-year performance period. The final payout for each individual under the NACCO Annual Plan is generally based on the participant's target award measured against established performance criteria for the performance period, which performance criteria may differ for different classifications of participants.

The NACCO compensation committee, in its discretion, may increase or decrease awards under the plan and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards, except that awards (or portions thereof) that are intended to be “qualified performance-based awards” under Internal Revenue Code Section 162(m) may not be increased.

On March 26, 2013, the NACCO compensation committee determined that 100% of the awards under the NACCO Annual Plan for 2013 will be based on NACCO's adjusted consolidated return on total capital employed. Final incentive awards under the NACCO Annual Plan for 2013 will be determined by the NACCO compensation committee following December 31, 2013 and such awards will be paid during the period from January 1, 2014 through March 15, 2014 to participants in cash, less applicable withholdings.

The NACCO Annual Plan is listed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated into this Item 5.02 by reference. The foregoing summary is qualified in its entirety by reference to the full text of the exhibit.

Item 5.07. Submission of Matters to a Vote of Security Holders.

NACCO held its Annual Meeting of Stockholders on May 7, 2013.

The stockholders elected each of the following nine nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTE FOR	VOTE WITHHELD	BROKER NON-VOTES
John P. Jumper	20,540,872	842,520	542,034
Dennis W. LaBarre	18,804,118	2,579,274	542,034
Richard de J. Osborne	21,078,924	304,468	542,034
Alfred M. Rankin, Jr.	19,762,282	1,621,110	542,034
James A. Ratner	21,173,928	209,464	542,034
Britton T. Taplin	19,636,032	1,747,360	542,034
David F. Taplin	19,569,694	1,813,698	542,034
John F. Turben	21,164,231	219,161	542,034
David B. H. Williams	19,648,678	1,734,714	542,034

The stockholders approved the NACCO Industries, Inc. Annual Incentive Compensation Plan:

For	21,242,843
Against	126,217
Abstain	14,332
Broker Non-Votes	542,034

The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of NACCO for the current fiscal year:

For	21,835,417
Against	78,093
Abstain	11,916

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1
NACCO Industries, Inc. Annual Incentive Compensation Plan (incorporated by reference to Appendix A to NACCO's Definitive Proxy Statement, filed by NACCO on March 22, 2013, Commission File Number 1-9172)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 8, 2013		NACCO INDUSTRIES, INC.

		By:	/s/ John D. Neumann
Name: John D. Neumann
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1
NACCO Industries, Inc. Annual Incentive Compensation Plan (incorporated by reference to Appendix A to NACCO's Definitive Proxy Statement, filed by NACCO on March 22, 2013, Commission File Number 1-9172)